UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2007

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2007, Richard Korpan informed the Governance Committee of the Board of Directors that he will not seek reelection to the Board for an additional term at the Annual Meeting of Shareholders in May 2007 for personal reasons.

On March 16, 2007, the Board of Directors named Gary L. Pechota as nominee for election as a Director in Class I, to fill the vacancy that will be created by Mr. Korpan’s resignation. Mr. Pechota will be a nominee for election at the 2007 Annual Meeting of Shareholders.

Also, on March 16, 2007, the Board of Directors appointed Warren L. Robinson to the Company’s Board of Directors effective April 1, 2007. Mr. Robinson was appointed as a Class II Director whose term will expire at the 2008 Annual Meeting of Shareholders. There is no arrangement or understanding between Mr. Robinson and any other person pursuant to which he was selected as a director and Mr. Robinson has no reportable transactions under Item 404(a) of Regulation S-K.

The press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	Press release dated March 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: March 19, 2007

Exhibit Index

Exhibit No.	Description

99	Press release dated March 19, 2007.

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